UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive, Suite 400, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 1, 2025 (the “Dale Separation Date”), Stephen Dale, M.D. tendered his resignation from his position as the Chief Medical Officer of Kura Oncology, Inc. (the “Company”), effective as of January 2, 2025, in order to focus on recovery from personal health challenges.

(e)

On January 1, 2025, in connection with Dr. Dale’s resignation, the Company and Dr. Dale entered into a Settlement Agreement (the “Dale Agreement”) pursuant to which, among other things, (i) Dr. Dale will be entitled to receive, subject to Dr. Dale’s compliance with his obligations under the Dale Agreement, (a) a cash amount equal to 18 months of his base salary in effect as of the Dale Separation Date and (b) Dr. Dale’s 2024 annual cash bonus and (ii) the post-termination exercise period during which Dr. Dale may exercise the vested portion of stock options held by him as of the Dale Separation Date will be extended until March 31, 2026, subject to earlier termination as provided in the applicable equity incentive plan and/or stock option agreement.

The foregoing description of the Dale Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Dale Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 8.01	Other Events.

On January 2, 2025, the Company appointed (i) Mollie Leoni, M.D. as its Chief Medical Officer and (ii) Francis Burrows, Ph.D. as its Chief Scientific Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kura Oncology, Inc.

Date: January 6, 2025	By:	/s/ Teresa Bair
Teresa Bair
Chief Legal Officer